AMENDMENT NO. 1

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment No. 1 (“Amendment”) dated November 21, 2016, and hereby amends that certain Transfer Agency and Service Agreement by and among each Invesco Closed End Fund, severally and not jointly set forth in Appendix A thereto (collectively, the “Company”), and Computershare Inc., and its fully owned subsidiary Computershare Trust Company, N.A., (collectively, the “Transfer Agent” or individually, “Computershare” and the “Trust Company”, respectively) dated October 1, 2016 (the “Agreement”).

WITNESSETH:

WHEREAS, the parties desire to amend the Agreement to add Invesco Total Property Market Income Fund and Invesco High Income 2023 Target Term Fund as parties to the Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in compliance with the Agreement, the parties hereby agree as follows:

1. The Agreement is hereby amended to include the revised Appendix A attached hereto. All other terms and conditions of the Agreement will remain the same.

“APPENDIX A

Invesco Advantage Municipal Income Trust II

Invesco Bond Fund

Invesco California Value Municipal Income Trust

Invesco Dynamic Credit Opportunities Fund

Invesco High Income 2023 Target Term Fund

Invesco High Income Trust II

Invesco Municipal Income Opportunities Trust

Invesco Municipal Opportunity Trust

Invesco Municipal Trust

Invesco Pennsylvania Value Municipal Income Trust

Invesco Quality Municipal Income Trust

Invesco Senior Income Trust

Invesco Total Property Market Income Fund

Invesco Trust for Investment Grade Municipals

Invesco Trust for Investment Grade New York Municipals

Invesco Value Municipal Income Trust”

.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

Computershare Inc. and Computershare Trust Company, N. A.	Invesco Closed End Funds
On Behalf of Both Entities:	On behalf of each entity listed in Appendix A, severally and not jointly

By: /s/ Dennis V. Moccia	By: /s/ John M. Zerr
Name: Dennis V. Moccia	Name: John M. Zerr
Title: Manager, Contract Adminstration	Title: Senior Vice President

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